Exhibit  99.0
                                Form 8-K
                             AVX Corporation

                        AVX COMPLETES ACQUISITION

June 3, 1998

AVX Corporation announces the completion of the acquisition of the Passive Component business ("TPC") of Thomson-CSF for approximately $75 million, including the assumption of debt.

TPC's businesses include film capacitors, ferrites, high energy and high voltage power capacitors, ceramic capacitors, varistors and non-linear resistors.
Annual sales for last year for these businesses were $135 million.

Dick Rosen, Chairman of the Board and Chief Executive Officer, stated "AVX believes that the addition of the TPC family of products will help to better serve both AVX's and TPC's customers with a broader range of passive components. With manufacturing operations in France, Malaysia, Taiwan and Brazil, TPC offers tremendous growth opportunities".

AVX, headquartered in Myrtle Beach, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Certain statements contained above may be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events, results and/or timing may differ from the events, results and/or timing as projected, estimated, or described above.

Contact: AVX Corporation, Myrtle Beach
	 Donald Christiansen 803-946-0466